July 9, 2012

I, Joseph Riccelli am lending Innovative Designs, Inc the amount of $50,000 Dollars, for a period of 120 days, at an interest rate of 10%. Repayment of $55,000 interest included will be made.

/s/ Joseph Riccelli

Joseph Riccelli

/s/ Gregory P. Domian

(Witness) – Gregory P. Domian